CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-248634 on Form S-6 of our report dated November 5, 2020, relating to the financial statements of FT 8955, comprising FTP S&P Dividend Aristocrats Target 25 Portfolio Series and FTP Value Line(R) Target Safety 30 Portfolio Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

November 5, 2020